EXHIBIT 5.0



                     Kipnis Tescher Lippman Valinsky & Kain
                         One Financial Plaza, Suite 2308
                         Fort Lauderdale, Florida 33394
                            Telephone: (954) 467-1964







                                                          April 29, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Tasty Fries, Inc. (the "Company")/Registration Statement on Form SB-2

Gentlemen:

         The undersigned has acted as special securities counsel to Tasty Fries, Inc., a Nevada corporation (hereinafter referred to as the "Company"), in connection with the registration of 5,397,927 shares of the Company's Common Stock, par value $.001 per share ("Shares"), as set forth in the above-mentioned Registration Statement. In our capacity as such counsel to the Company, we have examined the original or a copy of documents as we have deemed appropriate as the basis for the opinions herein expressed. In such examination we have assumed the genuineness of all of the signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon the statements or certificates of officials and representatives of the Company and others.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation incorporated under the general corporation laws of the State of Nevada and its status is active.

         2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, and (ii) the Shares have been issued and sold as contemplated in the Registration Statement, such Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                Very truly yours,

                                KIPNIS TESCHER LIPPMAN
                                 VALINSKY & KAIN